Exhibit 107

Calculation of Filing Fee Tables

Form S-1

NusaTrip Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stocks, par value US$0.0001 per share(1)(2)	Rule 457(o)	3,450,000	$5.0	$17,250,000.00	0.00015310	$2,640.98
		Common Stocks, par value US$0.0001 per share(3)	Rule 457(c)	1,066,668	$5.0	$5,333,340.00	0.00015310	$816.54
	Equity	Underwriters’ Warrant(4)	Rule 457(g)	-	-	-	-	-
	Equity	Common Stocks underlying Underwriters’ Warrant(5)	Rule 457(g)	241,500	$6.25	$1,509,375.00	0.00015310	$231.09
	Total Offering Amounts			$24,092,715.00			0.00015310	$3,688.61
	Total Fees Previously Paid							$-
	Total Fee Offsets							3,401.40	(6)
	Net Fee Due							$287.21

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

(2)	Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Common Stocks of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)	This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of up to 1,066,668 Common Stocks previously issued to the selling stockholders as named in the Resale Prospectus. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Represents Common Stocks underlying warrants issuable to the representative of the several underwriters to purchase up to an aggregate of 7.0% of the Common Stocks sold in the offering (including any Common Stocks pursuant to the exercise of the over-allotment option) at an exercise price equal to 125% of the public offering price. The warrants will be exercisable at any time after six months after the date of the closing of this offering and will expire seven years from the date of closing of this offering, and may be exercised on a cashless basis.

(6)	The Registrant’s Registration Statement on Form S-1 (Registration No. 333-283323) was initially filed on November 19, 2024 and was declared effective on February 14, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on March 21, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	NusaTrip Incorporated	S-1	333-283323(a)	November 19, 2024		$3,401.40	Equity	Common Stocks	Common Stocks	$22,216,777.50	$3,401.40

(a)	The Registrant’s Registration Statement on Form S-1 (Registration No. 333-283323) was initially filed on November 19, 2024 and was declared effective on February 14, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on March 21, 2025.